

                                                                              EXHIBIT 11
                                                                              ----------

                     THE GENLYTE GROUP INCORPORATED AND SUBSIDIARIES
                   Calculation of Basic and Diluted Earnings per Share
                  For the Years Ended December 31, 1997, 1996 and 1995

                        ($ in thousands - except per share data)


                                                             1997      1996      1995
                                                            -------   -------   -------
                                                                     (Restated)(Restated)
BASIC EARNINGS PER SHARE

      Net Income                                            $19,113   $12,997   $ 7,909

      Average common shares outstanding                      13,127    12,859    12,732
                                                            -------   -------   -------
Basic Earnings Per Share                                    $  1.46   $  1.01   $  0.62
                                                            =======   =======   =======

DILUTED EARNINGS PER SHARE *

      Net Income                                            $19,113   $12,997   $ 7,909

      Average common shares outstanding                      13,127    12,859    12,732

      Incremental common shares issuable: stock options         309       196        72

                                                            -------   -------   -------
      Average common shares outstanding assuming dilution    13,436    13,055    12,804
                                                            -------   -------   -------

                                                            =======   =======   =======
Diluted Earnings Per Share                                  $  1.42   $  1.00   $  0.62
                                                            =======   =======   =======

* Diluted earnings per share include all average common shares outstanding adjusted for the incremental dilution of outstanding stock options.